                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 17, 2000

                       NEW AMERICAN HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                           001-14397                 62-1750169
(State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
incorporation)                                               Identification No.)

109 WESTPARK DRIVE, SUITE 440                                37027
BRENTWOOD, TENNESSEE                                         (Zip code)

(615) 221-5070
(Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                          if changed since last report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         New American Healthcare Corporation (the "Registrant") reports the following disposition of assets to inform its security holders:

         On April 17, 2000 Essent Healthcare of Missouri, Inc. purchased substantially all of the assets of Doctors Hospital a 94-bed acute care hospital in Wentzville, Missouri. The sale was made pursuant to an Asset Purchase Agreement dated as of April 3, 2000 by and among Essent Healthcare of Missouri, Inc., New American Healthcare Corporation, and NAHC of Missouri, Inc.

         The purchase price was approximately $6 million plus working capital, payable in cash. Prior to this transaction, no material relationship existed between Seller and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of such director or officer.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not applicable.

         (b) Pro forma financial information. It is impracticable at this time to provide the required pro forma financial information of the disposed assets described in Item 2. This information will be provided within 60 days by an amendment to this report.

         (c) Exhibits. The exhibit filed as a part of this report is listed in the Index to Exhibits immediately following the signature page.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            NEW AMERICAN HEALTHCARE CORPORATION

                                            By:  /s/ Timothy S. Hill
                                                 ------------------------------
                                                 Senior Vice President
                                                 Chief Financial Officer

Date: April 19, 2000

                                  EXHIBIT INDEX

Exhibit No.
-----------
   99.1          Press Release of the Registrant issued April 17, 2000.